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                                                                      EXHIBIT 16




                                                [Arthur Andersen LLP Letterhead]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 22, 2002

Dear Sir or Madam:

We have read the first and second paragraphs of Item 4 included in the Form 8-K dated April 23, 2002 of Esperion Therapeutics, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP